Exhibit 99.2

AMENDMENT

TO THE

2016 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

OF HONEYWELL INTERNATIONAL INC.

Pursuant to the authority granted to proper officers of Honeywell International Inc. (the “Company”) by the Board of Directors on September 27, 2019, the 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc. is hereby amended effective September 27, 2019 by replacing Schedule A in its entirety with the attached new Schedule A.

HONEYWELL INTERNATIONAL INC.

/s/ Mark James

Mark James

Senior Vice President – Human Resources,
Security & Communications

Dated: October 7, 2019

“SCHEDULE A

BOARD POLICY FOR NON-EMPLOYEE DIRECTOR EQUITY AWARDS

Initial Restricted Stock Unit Grant for New Directors on and after September 27, 2019. Each Eligible Director first elected or appointed to the Board on or after September 27, 2019 shall receive initial prorated equity grants effective as of the first date the Eligible Director is elected or appointed to the Board, based on (i) the period beginning on the immediately preceding Annual Meeting of Shareowners (“Annual Meeting”) date and ending on the next following Annual Meeting date, and (ii) the prorated annual grant value for Stock Options and Restricted Stock Units for the immediately preceding Annual Meeting (i.e., $50,000 annual value for Stock Options and $50,000 annual value for Restricted Stock Units for the period between the 2019 and 2020 Annual Meetings, and $50,000 annual value for Stock Options and $65,000 annual value for Restricted Stock Units for periods after the 2020 Annual Meeting). The number of Shares subject to this grant shall be determined by dividing the value described in the preceding sentence by the Fair Market Value as of the grant date and rounding up to the nearest whole Share.

The Stock Options shall have an Exercise Price equal to the Fair Market Value as of the grant date and shall vest in cumulative installments of 25% on the first anniversary of the grant date, an additional 25% on the second and third anniversaries of the grant date, and the remaining 25% on the fourth anniversary of the grant date. The Restricted Stock Units shall vest on the earliest of the Participant’s third anniversary of the grant date (first anniversary for grants made to new Eligible Directors on or after the 2020 Annual Meeting), the Participant’s death or disability, or the occurrence of a Change in Control. Except as otherwise provided in an Award Agreement, no Award shall vest unless the Participant is a director of the Company on the vesting date.

Initial Restricted Stock Unit Grant for New Directors before September 27, 2019. Each Eligible Director first elected or appointed to the Board before September 27, 2019 shall receive a grant of 3,000 Restricted Stock Units effective as of the first date the Eligible Director is elected or appointed to the Board. The Restricted Stock Units shall vest on the earliest of the Participant’s fifth anniversary of continuous service as a director of the Company, the Participant’s death or disability, or the occurrence of a Change in Control. Except as otherwise provided in an Award Agreement, no Award shall vest unless the Participant is a director of the Company on the vesting date.

Annual Grants of Stock Options and Restricted Stock Units. Effective January 1, 2020 and subject to any limitations set forth in the Plan, each Eligible Director who continues in office following the Annual Meeting shall receive equity grants with a total target value of $115,000. $50,000 of the annual grant value shall be granted in Stock Options and the remaining $65,000 of the annual grant value shall be granted in Restricted Stock Units, with the number of Shares subject to each grant determined by dividing the value by the Fair Market Value as of the date of the Annual Meeting of Shareowners and rounding up to the nearest whole Share.

A grant of Stock Options shall have an Exercise Price equal to the Fair Market Value as of the date of grant and shall vest in cumulative installments of 25% on the first anniversary of the date of grant, an additional 25% on the second and third anniversaries of the date of grant, and the remaining 25% on the fourth anniversary of the date of grant. A grant of Restricted Stock Units shall vest on the earliest of the Participant’s third anniversary of the grant date (first anniversary for grants made on or after the 2020 Annual Meeting), the Participant’s death or disability, or the occurrence of a Change in Control. Except as otherwise provided in an Award Agreement, no Award shall vest unless the Participant is a director of the Company on the vesting date.

Future Changes to Schedule A. Notwithstanding any provision of the Plan to the contrary or the foregoing provisions of this Board Policy, in no event shall the Board amend this Board Policy to increase the total target value of the annual grants to Eligible Directors above $300,000, without the approval of the Company’s shareowners.”